UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Deferred Compensation Plan

On November 20, 2017, the Board of Directors of Haynes International, Inc. (the “Company”) established the Haynes International, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) in order to permit certain non-employee directors of the Company and certain management and highly compensated employees of the Company (including the named executive officers identified below) to make deferrals of (a) all or a portion of their future awards granted in the form of restricted stock grants, and (b) to the extent later expressly permitted by a deferral election form provided by the plan administrator, future annual board and committee cash retainers (in the case of non-employee directors) and future base salary (generally up to 80% of such salary), annual incentive compensation and other awards under the Company’s 2016 Incentive Compensation Plan or relevant successor plans (in the case of employees) and, in the case of employees that have made the maximum pre-tax and/or Roth contributions to such individuals 401(k), to receive match amounts with respect to certain of such deferrals.

Under the Deferred Compensation Plan, the Company will be obligated to issue securities granted under the Company’s 2016 Incentive Compensation Plan or relevant successor plans subject to deferral and make payment at a future date of deferred cash compensation credited to the plan participant’s bookkeeping account, adjusted, where applicable, for any gains or losses attributable to the investments selected by the plan participant. Distributions under the Deferred Compensation Plan will be made according to a plan participant’s elections and the provisions of the Deferred Compensation Plan. The deferred compensation obligations will be general unsecured obligations of the Company.

The Company may amend or terminate the Deferred Compensation Plan in any manner and at any time, provided however, that an amendment or termination may not generally detrimentally impact the rights of participants, former participants or relevant beneficiaries thereof with respect to prior deferrals. The foregoing description of the Deferred Compensation Plan is qualified in its entirety by reference to the full text of the plan document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Adoption of Management Incentive Plan

On November 21, 2017, the Board of Directors of the Company, upon the Compensation Committee’s recommendation, approved the fiscal 2018 Management Incentive Plan (the “Plan”). Under the Plan, certain employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, Mark Comerford, the President and Chief Executive Officer, and the other named executive officers as set forth in the Company’s Definitive Proxy Statement on Form 14A for the fiscal year ended September 30, 2016, who are Daniel W. Maudlin, Vice President - Finance and Chief Financial Officer; Marlin C. Losch III, Vice President — Sales and Distribution; Scott R. Pinkham, Vice President — Manufacturing and Venkat R. Ishwar, Vice President — Marketing and Technology (Messrs. Comerford, Maudlin, Losch, Pinkham and Ishwar are herein referred to collectively as the “named executive officers”).

If the Company meets certain specific targets for net income established by the Compensation Committee for fiscal 2018 (the “Financial Target”), then each named executive officer is eligible for a cash payment under the Plan based on their respective fiscal 2018 base salaries.

•                                          If the Company’s performance meets the minimum Financial Target, then the cash payments under the Plan would be 40% of fiscal 2018 base salary for Mr. Comerford, 30% of fiscal 2018 base salary for Messr. Maudlin and Pinkham, and 25% of fiscal 2018 base salary for Messrs. Losch and Ishwar.

•                                          If the Company’s performance meets the mid-level Financial Target, then the cash payments under the Plan would be 80% of fiscal 2018 base salary for Mr. Comerford, 60% of fiscal 2018 base salary for Messrs. Maudlin and Pinkham, and 50% of fiscal 2018 base salary for Messrs. Losch and Ishwar.

•                                          If the Company’s performance meets the maximum Financial Target, then the cash payments under the Plan would be 120% of fiscal 2018 base salary for Mr. Comerford, 90% of fiscal 2018 base salary for Messrs. Maudlin and Pinkham, and 75% of fiscal 2018 base salary for Messrs. Losch and Ishwar.

The Board of Directors has full discretion to eliminate, delay or change any awards or payouts and may choose to pay awards at any level of performance. All payments under the Plan must be approved by the Board of Directors.

Equity Grants

Also on November 21, 2017, the Board of Directors granted shares of restricted stock, performance shares and stock options to the named executive officers, with a grant date of November 21, 2017.

Restricted shares were granted subject to time-based vesting. The restricted shares will vest on the third anniversary of the date of grant, provided that the grantee is still employed by the Company on such date, and are also subject to the terms of the Company’s 2016 Incentive Compensation Plan.  The performance shares will be settled in shares of the Company’s common stock on the third anniversary of their grant date, provided that (a) the named executive officer is still employed by the Company and (b) the Company has met at least a threshold relative total shareholder return target (relative to a comparator group of the Company). The number of performance shares earned will vary based on the Company’s percentile of total shareholder return as compared to the comparator group and the awards are subject to the terms and conditions of the Company’s 2016 Incentive Compensation Plan.

The stock options vest in three equal annual installments beginning on the anniversary of the date of grant and are also subject to the terms and conditions of the Company’s 2016 Incentive Compensation Plan.  The total value of stock options, restricted shares and target performance shares for Mr. Comerford was approximately 126% of his fiscal 2018 base salary, for Mr. Maudlin was approximately 81% of his fiscal 2018 base salary and for Messrs. Losch and Ishwar was approximately 71% of their respective base salaries for fiscal 2018, and for Mr. Pinkham was approximately 70% of his respective base salary for fiscal 2018.

Grants were made to the named executive officers in the following amounts:

Named Executive Officer	Target Performance Shares(1)	Restricted Shares	Stock Options
Mark M. Comerford	8,600	9,800	20,000
Daniel W. Maudlin	2,500	2,850	5,800
Marlin C. Losch	2,100	2,400	4,850
Scott R. Pinkham	2,150	2,450	5,000
Venkat R. Ishwar	2,150	2,500	5,050

(1) [Represents shares earned if relative total shareholder return amounts to at least the 50th percentile of the comparator group.] Actual shares earned would range based on performance beginning at the 30th percentile of the comparator group to top performance within the group.

Item 9.01.             Financial Statement and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(d)	Exhibits

10.1	Haynes International, Inc. Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: November 27, 2017	By:	/s/ Janice Gunst
Janice Gunst
Vice President—General Counsel & Corporate Secretary